Exhibit 8.1

December 7, 2020

Nanobiotix S.A.
60 rue de Wattignies
75012 Paris
France

Re: Registration Statement on Form F-1, as amended (No. 1) relating to the Initial Public Offering of up to 7,475,000 Ordinary Shares of Nanobiotix S.A.

Ladies and Gentlemen:

We are acting as special French counsel for Nanobiotix S.A., a French société anonyme (the “Company”), in connection with the initial public offering and sale of up to 7,475,00 ordinary shares ( the “Ordinary Shares”), par value €0.03 per share, each represented by American Depositary Shares, pursuant to the underwriting ageement (the “Underwriting Agreement”) proposed to be entered into by and among the Company and Jefferies LLC, Evercore Group, L.L.C. and UBS Securities LLC, acting as the representatives of the several underwriters to be named in Schedule A to the Underwriting Agreement.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion, including, without limitation, the Registration Statement on Form F-1.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed, without independent investigation or verification of any kind, that all parties other than the Company had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, without independent investigation or verification of any kind, the due authorization by all requisite action, corporate or other, and the valid execution and delivery, by such parties of such documents and the validity and binding effect thereof on such parties.

As to any facts material to this opinion which we did not independently establish or verify, we have relied on oral or written statements and representations of officers and other representatives of the Company. We have assumed that any draft of documents reviewed by us would have been executed in substantially the form reviewed by us. Our opinion is conditioned on the initial and continuing accuracy of all the facts, information, analyses, statements, representations and assumptions referred to herein.

Our opinion is based on the French Tax Code (Code général des impôts), administrative guidelines published by the French tax authorities (Bulletin Officiel des Finances Publiques-Impôts), judicial decisions, and such other authorities as we have considered relevant, all as published 15 days before the date of this opinion and in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time, possibly with retroactive effect. A change in the authorities on which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the French tax authorities or, if challenged, by a court.

Nanobiotix S.A.
December 7, 2020

Based on the facts and assumptions, and subject to the limitations set forth herein and in the Registration Statement, it is the opinion of Jones Day that the statements contained under the caption “Material French Income Tax Considerations”, insofar as such statements purport to summarize the legal matters referred to therein, present fair summaries of the material French tax consequences of an investment in the ADSs for US holders as defined in the Registration Statement under the “Material French Income Tax Considerations” section provided that such ownership of securities is not effectively connected to a permanent establishment or a fixed base in France.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement on Form F-1, as amended (No. 1) (the “Registration Statement”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day